EXHIBIT 10.18

AMENDMENT

To

Agreement between El Capitan Precious Metals, Inc. and Kenneth P. Pavlich (dba
Pavlich Associates) dated 27 September, 2005.

The following amendment is hereby made to the above referenced agreement referenced above as of March 1, 2006. The amendment is for the following:

Title: DEFINITIONS, Subtitle: Success Payment:

“The Success Payment shall be $250,000. All consulting Time charges shall be paid Pavlich separately under the terms of the agreement.”

Signatures:

By: /s/ Charles C. Mottley	Date: 3/6/06
Charles C. Mottley
President/CEO, El Capitan Precious Metals, Inc.

By: /s/ K.P. Pavlich	Date: 01 - Mar - 2006
Kenneth P. Pavlich, Pavlich Associates